QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Registration Statement No. 333-106643 on Form S-3, filed June 30, 2003, as amended August 18, 2003; Registration Statement No. 333-98745 on Form S-8, filed August 26, 2002; Registration Statement No. 333-74028 on Form S-3, filed November 27, 2001, as amended on November 30, 2001 and December 11, 2001; Registration Statement No. 333-69768 on Form S-3, filed September 21, 2001, as amended on October 10, 2001; Registration Statement No. 333-63642 on Form S-3, filed June 22, 2001; Registration Statement No. 333-46618 on Form S-8, filed September 26, 2000; Registration Statement No. 333-73451 on Form S-8, filed March 5, 1999; Registration Statement No. 333-68373 on Form S-8, filed December 4, 1998; Registration Statement No. 333-25757 on Form S-8, filed April 24, 1997, as amended June 24, 1998; and Registration Statement No. 333-57583 on Form S-8, filed June 24, 1998, and in the related Prospectuses of Midway Games Inc., of our report dated February 12, 2003, except for Note 6 as to which the date is March 24, 2003, with respect to the financial statements and schedule of Midway Games Inc. and subsidiaries, included in the Form 10-K/A of Midway Games Inc. for the fiscal year ended December 31, 2002.

/s/ Ernst & Young LLP
Chicago, Illinois September 8, 2003

QuickLinks

  Exhibit 23